Exhibit 99.1

ERHC Energy Inc. Board Accepts Resignation of Director

HOUSTON, January 7, 2013 – ERHC Energy Inc. (OTCBB: ERHE), a publicly traded American company with oil and gas assets in Sub-Saharan Africa, today announced the resignation of Leslie Blair from his position as non-executive director to concentrate on his position as CEO of the AIM-listed Eland Oil & Gas plc and to protect against potential conflicts of interest. The ERHC board accepted Blair's resignation and has begun the process of identifying a successor.

"I sincerely regret having to resign at this exciting time in ERHC's growth; however, it has become increasingly imperative that I do so to comply with various requirements in regard to my position as CEO of Eland Oil & Gas plc and to avoid potential conflicts of interest, particularly in the light of ERHC's business development plans," said Mr. Blair. "I re-affirm my ongoing support for ERHC's recently launched rights issue and I commit that I will participate personally, as an existing shareholder in ERHC.

"The growth of the Company in the past three years has been impressive and hard won and I commend my fellow Directors and the Company's management on the exceptional progress made in Chad, Kenya and in the Sao Tome & Principe EEZ."

Mr. Blair has been on the ERHC Energy board of directors since 2010, a period during which ERHC has successfully implemented a growth and diversification strategy by adding onshore oil and gas exploration Blocks in the Republics of Kenya and Chad to its asset portfolio.

"ERHC is grateful for Mr. Blair's significant contributions to ERHC's successes during the past 30 months and we wish him good luck in Eland and other endeavors," said ERHC President and CEO Peter Ntephe, who also serves on the Board of Directors.

In addition to its oil and gas Blocks in Kenya and Chad, ERHC holds assets in the Nigeria - Sao Tome & Principe Joint Development Zone (JDZ) and in Sao Tome's Exclusive Economic Zone (EEZ). Additionally, ERHC continues to pursue other potential oil and gas acquisitions, where feasible.

About ERHC Energy

ERHC Energy Inc. is a Houston-based independent oil and gas company focused on growth through high impact exploration in Africa and the development of undeveloped and marginal oil and gas fields. ERHC is committed to creating and delivering significant value for its shareholders, investors and employees, and to sustainable and profitable growth through risk balanced smart exploration, cost efficient development and high margin production. For more information, visit www.erhc.com.

Cautionary Statement

This press release contains statements concerning ERHC Energy Inc.'s future operating milestones, future drilling operations, the planned exploration and appraisal program, future prospects, future investment opportunities and financing plans, future shareholders' meetings as well as other matters that are not historical facts or information.  Such statements are inherently subject to a variety of risks, assumptions and uncertainties that could cause actual results to differ materially from those anticipated, projected, expressed or implied.  A discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings with the Securities and Exchange Commission. These factors include, among others, those relating to the Company's ability to exploit its commercial interests in Kenya, Chad, the JDZ and the Exclusive Economic Zone of São Tomé and Príncipe, general economic and business conditions, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations and various other matters, many of which are beyond the Company's control. Given these concerns, investors and analysts should not place undue reliance on these statements. Each of the above statements speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any of the above statements is based.